UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2006
ALLIS-CHALMERS ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02199	39-0126090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5075 Westheimer
Suite 890
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 369-0550
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On April 19, 2006, Allis-Chalmers Energy Inc. (the “Company”) received a letter dated April 19, 2006, from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with AMEX rules regarding the listing of additional securities. Specifically, on April 3, 2006, the Company issued 125,285 shares of its common stock to Mr. Tommie L. Rogers in connection with the Company’s acquisition of all of the outstanding capital stock of Rogers Oil Tool Services, Inc. (as previously disclosed and more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006) prior to obtaining AMEX’s approval of such issuance, as is required by Section 301 of the AMEX Company Guide. Notwithstanding the Company’s failure to comply with Section 301 of the AMEX Company Guide, this matter has been resolved with the AMEX staff.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIS-CHALMERS ENERGY INC.
Date: April 25, 2006	By:	/s/ Theodore F. Pound III
Theodore F. Pound III
General Counsel and Secretary